UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd. Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, the Nominating and Corporate Governance/Compensation Committee (the “Committee”) of our Board of Directors adopted the NTN Buzztime, Inc. Executive Incentive Plan for Eligible Employees of NTN Buzztime, Inc. Fiscal Year 2016 (the “Plan”). The Plan provides for performance-based, at-risk compensation.

The Plan period is from January 1, 2016 to December 31, 2016. The Committee will administer and interpret the Plan. Plan participants include those individuals with the title of Chief Executive Officer, Chief Financial Officer, VP of Finance (as Chief Accounting Officer) and any additional executive level position, as determined by the Committee, who we hire during 2016. Individuals who are eligible to participate in the Plan must be employed by us on or before October 1, 2016, on active, full-time, paid status, and must not be a participant in any of our other incentive compensation programs. Any individual who becomes eligible to participate in the Plan after January 1, 2016 (either through new hire, promotion or transfer) will be eligible to earn incentive compensation under the Plan on a prorated basis.

Plan participants will be eligible to earn incentive compensation payable in cash based on the level of the company’s achievement of the following performance measures:

●	targeted earnings before interest, tax, depreciation and amortization (EBITDA), as approved by our Board of Directors (weighted at 35%);

●	targeted revenue growth, as approved by our Board of Directors (weighted at 35%); and

●	certain strategic milestones, as evaluated by the Committee (weighted at 30%).

Each Plan participant will have a target payout amount, based on a percentage of his or her annual base salary (excluding benefits) as of December 31, 2016, that is assigned according to such participant’s position and job level. The target payout amounts for current Plan participants are: Chief Executive Officer—75%; Chief Financial Officer and Executive Vice President—50%; and VP of Finance (as Chief Accounting Officer)—10%.

The Committee will determine the company’s achievement of the performance measures and the actual incentive payout amount that an individual receives. If the performance measures are exceeded, the Committee, in its sole discretion, may choose to pay out a larger pool amount. The Committee’s determination will be made as soon as practicable following December 31, 2016. Subject to the other terms of the Plan, an incentive compensation payout, if any, will be made within 30 days after the date we receive our independent auditor’s report on our annual financial statements for 2016, but no later than March 15, 2017.

The table below sets out the target payout amount for each of our named executive officers under the Plan, assuming our company achieves all of the performance measures at a rate of 100%:

Named Executive Officer	Target Payout Amount ($)
Ram Krishnan, Chief Executive Officer	262,500
Allen Wolff, Chief Financial Officer and Executive Vice President	132,500

In order for a participant to earn and receive any incentive compensation payout under the Plan, the Committee must have approved such incentive compensation payout as evidenced in the Committee meeting minutes and the participant must be employed by us on the payout date.

The Plan may be amended, modified or terminated at any time at the discretion of our Board of Directors with or without advance notice. If the Plan is amended prior to the end of the Plan period, participants will be paid according to any amending or terminating documents. The Plan will automatically terminate at the end of the Plan period, except that the payout provisions will continue in effect until satisfied.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Dated: February 29, 2016	By:	/s/ Allen Wolff
Allen Wolff Chief Financial Officer and Executive Vice President

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